CONSENT OF PRICEWATERHOUSECOOPERS LLP


                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 7, 1999, except as to the information in
Note 19, for which the date is October 27, 1999 relating to the combined financial statements and financial statement schedule, which appear in the Triton PCS Holdings, Inc. and Predecessor Company's Registration Statement on Form S-1 (File No. 333-85149).


/s/ PricewaterhouseCoopers, LLP
-------------------------------
PRICEWATERHOUSECOOPERS, LLP
Philadelphia, Pennsylvania
December 21, 1999



















































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